CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 27, 2012, relating to the financial statements and financial highlights which appears in the September 30, 2012 Annual Report to Shareholders of the Wasatch Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Fund Restrictions and Policies” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri December 11, 2012